EXHIBIT 99.1

Jushi Holdings Inc. Receives US$5.1 Million of Factored ERC Refund Claim Proceeds and Enters Agreement to Sell Additional Second Lien Notes Under Existing Indenture For Net Proceeds of US$4.6 Million to Continue to Strengthen Its Capital Structure

The Company retains the right to receive a portion of the interest on the factored ERC Refund Claims, if any. To date the Company has received approximately US$1.3 million, including interest, from the United States Internal Revenue Service with respect to approved ERC Refund Claims.

Additional Cash will be added to the Balance Sheet through the issuance of additional Second Lien Notes, including to an entity affiliated with the Company’s Chairman and Chief Executive Officer, for continued growth.

BOCA RATON, Fla., Feb. 18, 2025 (GLOBE NEWSWIRE) -- Jushi Holdings Inc. (“Jushi” or the “Company”) (CSE: JUSH) (OTCQX: JUSHF), a vertically integrated, multi-state cannabis operator, announced that it has received approximately US$5.1 million of proceeds in connection with the factoring of certain Employee Retention Credits (“ERC”) refund claims and separately received binding subscriptions to sell additional 12% second lien notes due 2026 (“Second Lien Notes”) under its existing Indenture for aggregate net proceeds of approximately US$4.6 million.

ERC Refund Claim Factoring

Certain affiliates of the Company sold approximately US$6.0 million of United States ERC refund claims to a third party for approximately US$5.1 million of net cash proceeds. Each affiliate is also entitled to receive a portion of any interest paid on their claims through the transaction date. Certain affiliates of the Company have approximately US$3.0 million of additional United States ERC refund claims remaining with the United States Internal Revenue Service which were not sold as part of this transaction.

“This non-dilutive transaction provides us with immediate additional liquidity, allows us to continue investing in our businesses and enhances our financial position and balance sheet stability” said Jim Cacioppo, Chairman, CEO and Founder of Jushi.

Sale of Additional Second Lien Notes

The Company also received binding subscriptions to sell approximately US$5.1 million aggregate principal amount of Second Lien Notes, from which the Company expects to receive net cash proceeds of approximately US$4.6 million. The Second Lien Notes will be sold pursuant to, and will be governed by, the Company’s existing Trust Indenture, dated as of December 7, 2022, by and between the Company and Odyssey Trust Company, as trustee (as amended, the “Indenture”).

The Second Lien Notes will be issued at a 10.00% original issuance discount. The Purchasers will also receive detached five-year Warrants at 75% coverage and with an exercise price per share equal to a fifty percent (50%) premium to the volume weighted average price of a share on the Company’s principal trading market over the trailing twenty (20) trading day period ending on the second (2nd) business day following the Company’s public filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, provided that in no event shall the exercise price be lower than US$0.45 or higher than US$0.50 (the “Warrants”).

The closing will occur at least five (5) business days following the date of this press release. At closing, the Company will issue the Second Lien Notes and the Warrants to the participants.

An entity affiliated with James Cacioppo, the Company’s Chief Executive Officer, Chairman and Founder, has subscribed for approximately US$3.7 million principal amount of United States dollar denominated Second Lien Notes, for a purchase price of approximately US$3.35 million and will receive up to approximately 6.2 million Warrants. Denis Arsenault, a Founder and significant equity holder of the Company, has subscribed for C$2 million principal amount of Canadian dollar denominated Second Lien Notes, for a purchase price of C$1.8 million and will receive up to approximately 2.4 million Warrants1.

Each of Mr. Cacioppo, as a director and officer of the Company, and Mr. Arsenault, who owned greater than 10% of the then issued and outstanding subordinate voting shares of the Company (the "Shares") on as converted basis (calculated in accordance with MI 61-101 - Protection of Minority Security Holders in Special Transactions (“MI 61-101”) of the Canadian Securities Administrators), will be considered a related party of the Company under MI 61-101 at the time the sale of the Second Lien Notes and Warrants are completed. As a result, upon consummation the offering will be considered a related party transaction under MI 61-101.

The Company intends to rely on exemptions from the formal valuation and minority shareholder approval requirements provided under sections 5.5(a) and 5.7(1)(a) of MI 61-101 on the basis that the purchases of the Second Lien Notes and Warrants by Mr. Cacioppo and Mr. Arsenault did not exceed 25% of the fair market value of the Company's market capitalization at the time of such purchase.

The Second Lien Notes and Warrants have not been registered under the United States Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any state, and were offered and sold only to accredited investors in a private placement transaction in reliance upon the exemption from registration afforded by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder and/or Regulation S, as applicable, and pursuant to exemption from the provisions of any applicable state securities laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and the Second Lien Notes and Warrants contain a legend stating the same.

About Jushi Holdings Inc.

We are a vertically integrated cannabis company led by an industry-leading management team. Jushi is focused on building a multi-state portfolio of branded cannabis assets through opportunistic acquisitions, distressed workouts, and competitive applications. Jushi strives to maximize shareholder value while delivering high-quality products across all levels of the cannabis ecosystem. For more information, visit jushico.com or our social media channels, Instagram, Facebook, X and LinkedIn.

Forward-Looking Information and Statements

This press release may contain “forward-looking statements” and “forward‐looking information” within the meaning of applicable securities laws, including Canadian securities legislation and United States (“U.S.”) securities legislation (collectively, “forward-looking information”) which are based upon the Company’s current internal expectations, estimates, projections, assumptions and beliefs. All information, other than statements of historical facts, included in this report that address activities, events or developments that Jushi expects or anticipates will or may occur in the future constitutes forward‐looking information. Forward‐looking information is often identified by the words, “may”, “would”, “could”, “should”, “will”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “expect” or similar expressions and includes, among others, information regarding: financial information, liquidity position and outlook, including with respect to anticipation of any future availability of funds under factored or retained ERC claims, future business strategy, competitive strengths, goals, expansion and growth of Jushi’s business, operations and plans, including new revenue streams, roll out of new operations, the implementation by Jushi of certain product lines, implementation of certain research and development, the application for additional licenses and the grant of licenses that will be or have been applied for, the expansion or construction of certain facilities, the reduction in the number of our employees, the expansion into additional U.S. markets, any potential future legalization of adult use and/or medical marijuana under U.S. federal law; the expectation of repayment of debt to de-lever our balance sheet; expectations of market size and growth in the U.S. and the states in which Jushi operates; expectations for other economic, business, regulatory and/or competitive factors related to Jushi or the cannabis industry generally; and other events or conditions that may occur in the future.

Readers are cautioned that forward‐looking information is not based on historical facts but instead is based on reasonable assumptions and estimates of the management of Jushi at the time they were provided or made and such information involves known and unknown risks, uncertainties, including our ability to continue as a going concern, and other factors that may cause the actual results, level of activity, performance or achievements of Jushi, as applicable, to be materially different from any future results, performance or achievements expressed or implied by such forward‐looking information. Such factors include, among others: risks relating to U.S. regulatory landscape and enforcement related to cannabis, including political risks; risks relating to anti‐money laundering laws and regulation; other governmental and environmental regulation; public opinion and perception of the cannabis industry; risks related to the economy generally; risks related to inflation, the rising cost of capital, and stock market instability; risks relating to pandemics and forces of nature; risks related to contracts with third party service providers; risks related to the enforceability of contracts; the limited operating history of Jushi; Jushi's history of operating losses and negative operating cash flows; reliance on the expertise and judgment of senior management of Jushi; risks inherent in an agricultural business; risks related to co‐investment with parties with different interests to Jushi; risks related to proprietary intellectual property and potential infringement by third parties; risks relating to the management of growth; costs associated with Jushi being a publicly-traded company and a U.S. and Canadian filer; increasing competition in the industry; risks associated with cannabis products manufactured for human consumption including potential product recalls; reliance on key inputs, suppliers and skilled labor; reliance on manufacturers and contractors; risks of supply shortages or supply chain disruptions; cybersecurity risks; constraints on marketing products; fraudulent activity by employees, contractors and consultants; tax and insurance related risks; risk of litigation; conflicts of interest; risks relating to certain remedies being limited and the difficulty of enforcing judgments and effecting service outside of Canada; risks related to completed, pending or future acquisitions or dispositions, including potential future impairment of goodwill or intangibles acquired and/or post-closing disputes; sales of a significant amount of shares by existing shareholders; the limited market for securities of the Company; risks related to the continued performance of existing operations in California, Illinois, Massachusetts, Nevada, Ohio, Pennsylvania, and Virginia; risks related to the anticipated openings of additional dispensaries or relocation of existing dispensaries; risks relating to the expansion and optimization of the grower-processor in Pennsylvania, the vertically integrated facilities in Virginia and Massachusetts and the facility in Nevada; risks related to opening new facilities, which is subject to licensing approval; limited research and data relating to cannabis; risks related to challenges from governmental authorities of positions the Company has taken with respect to tax credits; and risks related to the Company’s critical accounting policies and estimates; and these and other risks identified under the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” sections of our most recent Annual Report on Form 10-K and otherwise identified from time to time in our reports and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulators.

Although Jushi has attempted to identify important factors that could cause actual results to differ materially, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such forward‐looking information will prove to be accurate as actual results and future events could differ materially from those anticipated in such information. Accordingly, readers should not place undue reliance on the forward‐looking information contained in this press release or other forward-looking statements made by Jushi. Forward‐looking information is provided and made as of the date of this press release and Jushi does not undertake any obligation to revise or update any forward‐looking information or statements other than as required by applicable law.

Unless the context requires otherwise, references in this press release to “Jushi,” “Company,” “we,” “us” and “our” refer to Jushi Holdings Inc. and our subsidiaries.

For further information, please contact: Investor Relations Contact:
561-617-9100
Investors@jushico.com

1 The number of Warrants to be received by Mr. Arsenault will be calculated by first converting the principal amount of his C$2 million Second Lien Notes to United States dollars at the exchange rate published by the Bank of Canada. For purposes of this press release, the exchange rate used was C$1.00 = US$0.7059 as published by the Bank of Canada for February 14, 2025.